Exhibit 10.10
                                 PROMISSORY NOTE

$3,750,000                                             Jericho, New York
                                                       July 9, 2002

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     FOR VALUE RECEIVED, the undersigned, NetWolves Acquisitions, Inc. (the "Company"), promises to pay to Norstan, Inc., or its assigns ("Norstan"), at its offices at 5101 Shady Oak Road, Minnetonka, Minnesota 55343 or at such other place as the holder of this Note may designate from time to time, the principal sum of Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000).

     1. The entire principal amount of this Note which is outstanding on the first anniversary of the date hereof (the "Maturity Date"), shall be due and payable in full on the Maturity Date. Payments of principal and all other sums due and owing under this Note shall be made in lawful money of the United States of America.

     2. This Note has been issued pursuant to that certain Stock Purchase Agreement, dated January 30, 2002, by and among the Company, Norstan, Norstan Network Services, Inc. ("NNS") and NetWolves Corporation (the "Stock Purchase Agreement").

     3. The Note shall be subject to "Default Interest" after the Maturity Date if the entire principal amount of the Note is not paid as of the Maturity Date, irrespective of any early acceleration hereunder. The Default Interest shall be interest of twelve percent (12%) per annum, compounded annually, on the unpaid principal (including any previously accrued Default Interest one year after the Maturity Date) of the Note.

     4. Notwithstanding anything in this Note to the contrary, on the Maturity Date, Norstan shall be entitled to payment of all principal and Default Interest, if applicable, and shall have any and all rights to ask, demand, sue for, take or receive such payment.

     5. This Note is subject to certain setoff rights vested in the Company pursuant to the terms and the conditions set forth in the Stock Purchase Agreement.

     6. The Company's obligations hereunder are secured by: (i) that certain security agreement by and between Norstan and NNS; and (ii) that certain pledge agreement by and between the Company and Norstan, each of even date herewith.

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     7. By its acceptance of this Note,  Norstan represents and warrants that it is acquiring this Note for its own account, for investment, and not with a view to the distribution of the Note, and Norstan agrees not to sell, pledge, hypothecate or otherwise transfer, dispose of, or offer for sale the Note in the absence of an effective registration statement covering it under the Securities Act of 1933, as amended, or a written opinion of counsel for Norstan that a registration statement is not required.

     8. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota; this Note may not be amended or modified except pursuant to a written instrument executed by each of Norstan and the Company.

     9. This Note may be assigned by Norstan without the consent of the Company but no such assignment shall change the non-negotiable nature of this Note.

     10. This Note may not be amended by Norstan and the Company in any manner adverse to the interests of the holder of the Superior Indebtedness without the consent of such holder.

                              NETWOLVES ACQUISITIONS, INC.

                              By: /s/ Walter M. Groteke
                                  -------------------------------
                               Its:       President
                                  -------------------------------